Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-68350, 333-83819 and 333-151725) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 333-92264, 333-123166 and 333-135365) of Cabot Oil & Gas Corporation of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopersLLP

Houston, Texas

February 28, 2011